U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2008, Emeritus Corporation (the “Company”) entered into five Agreements for Sale of Real Estate (the “Agreements”) with Ventas Realty, LP (“Ventas”) to purchase five communities consisting of 432 units located Ohio, Florida (2), California and Michigan.  These communities, which are operated as assisted living and memory care service facilities, are currently leased from Ventas under three master leases dated August 1, 2005, March 24, 2006, and April 20, 2006, originally entered into by Summerville Senior Living, Inc., which we acquired in September 2007.  Under the terms of the Agreements, the Company will pay an aggregate purchase price of $62.5 million, plus estimated closing costs of approximately $2.8 million, for the acquired communities.  The closing of these transactions is subject to customary closing conditions.  The Company has made an earnest money deposit of $250,000 related to the Agreements.

The Company is in the process of obtaining commitments for mortgage financing related to this transaction in an amount equal to approximately 75% of the purchase price.  The balance of the purchase price will be funded by seller-provided financing of $10.0 million, a refund of approximately $6.0 million of security deposits held by Ventas, and the balance from cash on hand.  The seller-provided financing is for a term of 3 years at an annual interest rate of 8.0%, increasing annually by 25 basis points, and monthly payments equal to accrued interest plus a $40,000 monthly principal payment.

The current annual lease payment for the five communities is approximately $4.1 million.  The Company accounts for four of the communities as operating leases, and one of the communities as a capital lease.  Of the $4.1 million in annual lease payments, approximately $2.9 million is recorded as facility lease expense, $933,000 as interest expense on capital leases and $242,000 as principal payments on capital lease obligations.  In addition, the operating leases have components for straight-line rent and above/below market rent amortization of approximately $449,000 annually.

A press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated July 29, 2008, EMERITUS TO PURCHASE FIVE COMMUNITIES.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

July 31, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated July 29, 2008, EMERITUS TO PURCHASE FIVE COMMUNITIES.